UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018 (November 1, 2018)

SPIRIT MTA REIT

(Exact name of registrant as specified in its charter)

Maryland	001-38414	82-6712510
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Drive, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS.

Loan Agreement

On November 1, 2018, Spirit SPE Portfolio 2006-1, LLC, Spirit SPE Portfolio 2006-2, LLC, Spirit SPE Portfolio 2006-3, LLC and SMTA Shopko Portfolio I, LLC, each a Delaware limited liability company, as borrowers (collectively, the “Borrower”), entered into a loan agreement (the “Loan Agreement”) with an institutional lender (the “Initial Lender”) and the other lenders from time to time a party thereto (collectively, with the Initial Lender, the “Lender”), pursuant to which Lender made a non-recourse mortgage loan to Borrower in an aggregate amount of $165 million, resulting in net proceeds of approximately $141.9 million after fees, expenses and required reserves. The loan is secured by 85 assets that are leased to Shopko Stores Operating Co., LLC or Pamida Stores Operating Co., LLC (the “Shopko Assets”). The loan is pre-payable, in whole or in part, without penalty and bears interest at a rate of one month LIBOR plus 750 basis points. The loan is subject to required scheduled principal amortization payments of $1 million per month. The initial term is until November 15, 2019 with two one-year extension options, subject to certain conditions. Pursuant to the Loan Agreement, the Lender has the right to create one or more additional mezzanine loans to establish different interest rates and to reallocate principal balances of the loan among any new mezzanine loan. The Borrowers maintain their ability to continue selling the Shopko Assets, which can be released from the collateral pool subject to satisfying certain allocated loan amount prepayments.

In connection with the Loan Agreement, Spirit MTA REIT (the “Company”) entered into a customary non-recourse mortgage loan guaranty agreement, dated as of the date of the Loan Agreement (the “Guaranty”), in favor of the Lender, pursuant to which the Company will guaranty the payment and performance of the liabilities of the Borrower under the Loan Agreement for damages resulting from certain breaches or actions, including but not limited to, fraud or intentional misrepresentation by the Borrower, and for the repayment in full of the debt in the event of certain actions, including, without limitation, certain bankruptcy events and prohibited transactions, in each case as more fully described therein. Pursuant to the Guaranty, the Company is required to maintain a net worth of not less than $250 million and liquid assets of not less than $15 million (the “Guarantor Financial Covenants”).

The Loan Agreement also includes customary affirmative and negative covenants, such as (i) limitation on liens and negative pledges; (ii) limitation on mergers, consolidations and sales of all or substantially all assets; and (iii) material modifications to organizational documents. The obligations of the Borrower under the Loan Agreement may be accelerated upon the occurrence of an event of default under the Loan Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative or negative covenants, the inaccuracy of representations or warranties, breach by the Company of the Guarantor Financial Covenants, bankruptcy and insolvency related defaults, an ERISA reportable event occurs and transfers other than Permitted Transfers (as defined in the Loan Agreement).

Variable Funding Notes

On November 1, 2018 (the “VFN Closing Date”), the Company completed the issuance (the “Notes Issuance”) of net-lease mortgage notes Series 2018-1, Class A (the “Variable Funding Notes”), which allow for the funding of up to $50,000,000 of Variable Funding Notes, jointly issued by Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC and Spirit Master Funding VIII, LLC (collectively, the “Issuers”) pursuant to its existing net lease mortgage securitization platform (the “Securitization Platform”). Each Issuer is an indirectly wholly-owned, bankruptcy remote subsidiary of the Company. The Variable Funding Notes have been rated “A+” by Standard & Poor’s Rating Services. The Variable Funding Notes were sold in reliance on certain exemptions from registration under the Securities Act. The Variable Funding Notes may only be acquired by qualified institutional buyers in reliance on Rule 144A under the Securities Act or pursuant to another exemption under the Securities Act.

Prior to the VFN Closing Date the Issuers had issued notes under the Securitization Platform (the “Existing Notes”) that are secured by the same collateral as the Variable Funding Notes. As of the VFN Closing Date, the aggregate outstanding principal amount of the Existing Notes was $1,947,078,284.

Interest on the Variable Funding Notes will be payable at a rate per annum equal to the CP Rate, Base Rate or Eurodollar Rate, each as defined in the Variable Funding Note Purchase Agreement. There is a commitment fee on the unused portion of the Variable Funding Notes of 0.5% per annum. It is anticipated that any outstanding principal of and interest on the Variable Funding Notes will be repaid in full on or prior to November 1, 2021. In the event the Variable Funding Notes are not paid in full at the anticipated repayment date, additional interest will accrue on the Variable Funding Notes equal to 5% per annum. Draws under the Variable Funding Notes are subject to certain conditions set forth in the Variable Funding Note Purchase Agreement, which include a maximum loan-to-value ratio, minimum average cashflow coverage ratio and the absence of certain events, including no default or event of default. The Variable Funding Notes may be redeemed at any time prior to their anticipated repayment date and amounts repaid may be reborrowed from time to time in accordance with the Variable Funding Note Purchase Agreement.

The Variable Funding Notes

The Variable Funding Notes were issued by the Issuers pursuant to the Second Amended and Restated Master Indenture entered into on May 20, 2014 (as amended from time to time through the date hereof, including by Amendment No. 4 thereto, dated as of November 1, 2018, the “Indenture”) among the Issuers and Citibank, N.A. (the “Indenture Trustee”), with the terms of the Variable Funding Notes governed by the Series 2018-1 Supplement to the Indenture entered into by the Issuers and the Indenture Trustee on the Closing Date and the Class A Note Purchase Agreement entered into on November 1, 2018 by the Issuers, the Company, Spirit Realty, L.P. (“Spirit Realty”), as property manager, certain committed note purchasers party thereto, certain funding agents party thereto, certain conduit investors party thereto and the administrative agent party thereto. From time to time and subject to certain conditions, the Issuers and/or certain special purpose, bankruptcy remote affiliate of the Issuers (each, a “Co-Issuer”) may issue additional series of notes pursuant to the Indenture and any applicable series supplement thereto. The Variable Funding Notes and any additional series of notes will be payable solely from and secured by a security interest in the assets of the Issuers, together with the assets of the Issuers and any such Co-Issuer.

As of November 1, 2018, the assets of the Issuers consist primarily of (i) fee title to commercial real estate properties and the Issuer’s rights in net leases of such properties, and (ii) mortgage loans that are secured by fee title to commercial real estate property and all future payments required thereunder.

Spirit Realty, the Issuers and Midland Loan Services, a division of PNC Bank, National Association (“Midland”), entered into a Second Amended and Restated Property Management and Servicing Agreement dated as of May 20, 2014 (as amended from time to time through the date hereof, including by Amendment No. 3 thereto, dated as of November 1, 2018, the “Property Management Agreement”). Under the Property Management Agreement, Spirit Realty serves as the property manager (the “Property Manager”) and special servicer and is responsible for servicing and administering the assets securing the Variable Funding Notes. Midland acts as the back-up manager under the Property Management Agreement.

The Issuers are subject to certain restrictive covenants under the Property Management Agreement and the Indenture including with respect to liens, indebtedness, mergers, disposition of assets, acquisition of assets, investments, the types of business it may conduct and other customary covenants for a bankruptcy-remote special purpose entity. The Property Management Agreement and the Indenture permit the Issuers to substitute commercial mortgage loans and commercial real estate properties from time to time for assets securing the Variable Funding Notes subject to certain conditions and concentration limits. The Property Management Agreement may require the Property Manager to make reimbursable advances of principal and interest in respect of the Variable Funding Notes and make reimbursable servicing advances in respect of the collateral under certain circumstances.

Events of Default and Amortization Events

The Variable Funding Notes are subject to events of default that generally are customary in nature for rated net lease mortgage securitizations of this type, including (a) the non-payment of interest, principal or any undrawn commitment fee, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. The Variable Funding Notes are subject to amortization events that generally are customary in nature for rated net lease mortgage securitizations of this type, including (i) the average cashflow coverage ratio falling below certain levels, (ii) the occurrence of an event of default and (iii) the failure by the Issuers to repay any class of notes in full prior to the anticipated repayment date for such class of notes. The occurrence of an early amortization event or an event of default could result in the early amortization of the Variable Funding Notes and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the Variable Funding Notes.

Collateral

The Variable Funding Notes are secured on a pro rata basis with the collateral securing the Existing Notes.

Use of Proceeds

To the extent the Company draws on the Variable Funding Notes, it intends to use the proceeds to warehouse new acquisitions, partially offset Master Trust scheduled principal amortizations, and for general corporate purposes.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. When used in this quarterly report, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and investors should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date November 5, 2018

SPIRIT MTA REIT

By:	/s/ RICARDO RODRIGUEZ
Ricardo Rodriguez
Chief Executive Officer, President, Chief Financial Officer and Treasurer